UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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Current Report
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2026 (February 4, 2026)
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MOLINA HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31719	13-4204626
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
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200 Oceangate, Suite 100, Long Beach, California	Long Beach,	California	90802

(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (562) 435-3666

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	MOH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section13(a) of the Exchange Act.	☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 4, 2026, Molina Healthcare, Inc. (the “Company”) entered into a First Amendment to its Credit Agreement (the “Amended Credit Agreement”) among the Company, as the Borrower, the Lenders (as defined therein) party thereto, and Truist Bank, as Administrative Agent. The Amended Credit Agreement amends the Company’s prior Credit Agreement dated as of November 20, 2025 (the “Prior Credit Agreement”). The terms of the Amended Credit Agreement are substantially similar to the terms of the Prior Credit Agreement, except that Section 6.2 was revised to temporarily reduce the quarterly required minimum interest coverage ratio from 3.00:1.00 to (a) with respect to each fiscal quarter ending March 31, 2026 through and including December 31, 2026, 1.75:1.00, (b) with respect to fiscal quarter ending March 31, 2027, 2.00:1.00, (c) with respect to fiscal quarter ending June 30, 2027, 2.50:1.00, and (d) with respect to fiscal quarter ending September 30, 2027, 2.75:1.00.

The foregoing summary of the Amended Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amended Credit Agreement, a copy of which is being filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Amended Credit Agreement is incorporated by reference into this Item 2.03.

Item 2.06. Material Impairments

On February 5, 2026, the Company concluded that it will record in the first quarter of 2026 an estimated non-cash, pre-tax impairment charge of approximately $93 million, attributable to certain of its intangible assets. This impairment charge results from the Company’s decision to exit the Medicare Advantage Prescription Drug product for 2027 as that product does not align with the Company’s strategic shift to focus exclusively on dual eligible members in Medicare. This charge will be recorded outside of adjusted net income. “Adjusted net income” is defined in the Company’s fourth quarter earnings release issued on February 5, 2026, and included as an exhibit to the Form 8-K filed on that same date.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1	First Amendment to Credit Agreement, dated as of February 4, 2026, by and among Molina Healthcare, Inc., as the Borrower, Truist Bank, As Administrative Agent, and the Lenders party thereto

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLINA HEALTHCARE, INC.

Date: February 6, 2026	By:	/s/ Jeff Barlow
Jeff Barlow.
Chief Legal Officer and Secretary